EXHIBIT 99.1

Contacts:   Rob Stewart
Investor Relations
Tel (949) 480-8300
Fax (949) 480-8301
FOR RELEASE
December 15, 2009

Acacia Research Subsidiary, DNT LLC,
Receives Jury Verdict in Patent Infringement Case

NEWPORT BEACH, Calif. – (BUSINESS WIRE) – December 15, 2009 – Acacia Research Corporation’s (Nasdaq: ACTG) subsidiary, DNT LLC, received a jury verdict on December 14, 2009, in its patent infringement trial with Cellco Partnership, et al., in the District Court for the Eastern District of Virginia (Case No: 3:09CV21).  The jury has found that the patent-in-suit was not infringed and invalid.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries develop, acquire, and license patented technologies.  Acacia Research’s subsidiaries control over 125 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.